UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

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SUPERVALU INC.

(Name of Registrant as Specified In Its Charter)

Blackwells Capital LLC

Jason Aintabi

Richard A. Anicetti

Steven H. Baer

R. Chris Kreidler

Frank Lazaran

James J. Martell

Sandra E. Taylor

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Blackwells Capital LLC, together with the other participants named herein (collectively, “Blackwells”), has filed a definitive proxy statement and accompanying GREEN proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2018 annual meeting of stockholders (the “2018 Annual Meeting”) of SuperValu Inc., a Delaware corporation (the “Company”), and for the approval of a business proposal to be presented at the 2018 Annual Meeting.

Item 1: On July 24, 2018, Blackwells issued an Investor Presentation titled “SuperValu: Board Member Accountability,” which is attached hereto as Exhibit 1 and is incorporated herein by reference.

Item 2: On July 24, 2018, Blackwells filed the following press release:

Blackwells Lays Out Case for Change and Path Forward for Supervalu
in New Presentation to Shareholders

Supervalu’s Share Price and Financial Performance Perennially Worst Among Peers By Wide Margin

Detailed Analyses Illustrate How Incumbent Board Has Failed at Each of Its Core Responsibilities

Shareholders Materially Harmed by Board Conflicts and Transactions, Enabled by Six Incumbent Supervalu Directors (the “Culpable Six”)

Blackwells Has Nominated Six Highly Qualified Professionals Who Possess Required Experience, Independence

and a Detailed Strategic Plan to Unlock Value for Shareholders

Shareholders Urged to VOTE the GREEN Proxy Card for Much Needed Change

NEW YORK – July 24, 2018 – Blackwells Capital LLC (together with its affiliates, “Blackwells Capital” or “Blackwells”), an alternative investment management firm, today publicly released a presentation to shareholders of Supervalu Inc. (NYSE: SVU) (“Supervalu” or the “Company”), entitled “Board Member Accountability,” detailing the need for change at Supervalu and a path forward to create and unlock value for all shareholders, under the leadership of its six highly qualified nominees to the Supervalu Board of Directors. Supervalu shareholders of record at the close of business on June 25, 2018 are urged to vote on the GREEN proxy card at the upcoming Supervalu annual meeting of stockholders, to be held on August 16, 2018.

Information on Blackwells’ director nominees, their extensive experience in the retail and wholesale food industry, logistics and sustainability, and their proposed contribution to the Supervalu Board is detailed in the presentation and in Blackwells’ proxy statement, both of which are available at www.savesupervalu.com

As presented fully in the 179-page document, Supervalu’s negative shareholder returns and the loss of more than $10 billion in shareholder wealth directly result from poor financial and operating performance. The capital markets have assigned Supervalu an industry-worst valuation multiple. As indicated by pessimistic ratings and high levels of short-selling, analysts and shareholders appear to doubt that the latest “wholesale transformation” will produce better results.

Based on Blackwells’ analyses, Supervalu’s declining stock price, financial and operating metrics can all be in turn attributed to a failure by Supervalu’s incumbent directors to fulfill their most basic duties across all major Board responsibilities:

1.	To set and implement a differentiated, results-oriented strategy;
2.	To oversee business execution and hold management accountable for lapses in execution;
3.	To recruit, support and retain talented executive managers;
4.	To align compensation with shareholder value creation;
5.	To review diligently all M&A and the allocation of corporate capital;
6.	To ensure shareholders have accurate, transparent, and intelligible disclosures;
7.	To engage and communicate with investors professionally, openly and regularly; and
8.	To be a steward of the company’s environmental, social and governance responsibilities and policies.

“In this presentation, we provide the data to support our conclusion that this Board has failed at each of its major responsibilities,” Mr. Aintabi continued, “Shareholders have patiently waited year after year for the current Board and leadership to fix the Company’s problems and ‘transform’ its businesses yet again, only to see failures repeated and compounded. Based on our research, we believe it is folly to expect different results from this Board, which lacks the skills, independence and alignment with shareholders necessary to put the Company on a winning path.”

Blackwells’ presentation provides extensive evidence for its view of why the incumbent directors have repeatedly failed to arrest the Company’s decline, documenting their lack of industry experience, their minimal share ownership and purchases, and conflicts of interest with their fiduciary duties.

Most seriously, Blackwells’ research has uncovered evidence of what it believes to be staggering disloyalty on the part of six incumbent Supervalu directors, the “Culpable Six,” who have not served the shareholders of Supervalu well and, in some cases, had deep personal and business conflicts that were not clearly disclosed or understood by shareholders. Among other things, several of Supervalu’s directors sat on the Supervalu board while negotiating M&A transactions with Supervalu’s direct competitors, and stood by while incomplete and confusing financial disclosures obfuscated the true financial performance of the Company, to the benefit of their outside business partners or interests.

Mr. Aintabi continued, “With $14 billion in sales, more than 31,000 employees and a leading position in America’s food supply chain, Supervalu matters. But under the leadership of what we believe to be an entrenched, disloyal group of directors, the Company has languished badly. Shareholders need and deserve better, as do all Supervalu’s stakeholders. We have put forward exceptionally skilled and experienced nominees, who bring decades of recent executive-level experience in retail and wholesale food businesses, logistics and sustainability and, importantly, pristine records of integrity that Supervalu desperately needs at this pivotal point.

“These nominees have developed their own impressive and extensive plan for the Company and a roadmap for unlocking shareholder value and fulfilling their responsibilities as directors, once elected. The thoughtfulness of the plan demonstrates how fit the nominees are to serve as fiduciaries for all shareholders.”

In the presentation released today by Blackwells, the nominees provide detailed information and supporting analysis for their proposed plan for Supervalu. The major elements of the strategic plan involve stabilizing, growing and monetizing the businesses owned by Supervalu. Specific opportunities are discussed along with the expected execution timelines.

“We encourage all of our fellow shareholders to review carefully the information we have provided in the presentation, along with disclosures by Supervalu. We are convinced that there is one best path here to value creation: voting the GREEN card to elect the six skilled, independent professionals we have nominated.”

Blackwells’ presentation to Supervalu shareholders is available at www.savesupervalu.com/presentation.

For any questions about how to vote, please contact Morrow Sodali, at Blackwells@morrowsodali.com or (800) 662-5200.

About Blackwells Capital

Blackwells Capital is an alternative investment manager dedicated to global fundamental and special situation investing across capital structures. Founded in 2016 by Jason Aintabi, its Managing Partner, Blackwells’ investment approach is research-intensive, value-oriented and concentrated.

Contacts

Investors:

Morrow Sodali

Mike Verrechia

800-662-5200

Blackwells@morrowsodali.com

Media:

Gagnier Communications

Dan Gagnier / Jeffrey Mathews

646-569-5897

Item 3: On July 24, 2018, the following materials were posted by Blackwells to www.supervalu.com:

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